UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 27, 2014, Cobra Electronics Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Venom Electronics Holdings, Inc., a Delaware corporation (“Parent”), Venom Electronics Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the Company’s board of directors (the “Company Board”).

Tender Offer. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Merger Sub to commence a tender offer (the “Tender Offer”) within ten (10) business days following the date of the Merger Agreement, for all of the Company’s outstanding shares of common stock, par value $0.33 (1/3) per share (the “Shares”), at a purchase price of $4.30 per Share in cash, without interest, subject to any required withholding of taxes. The Tender Offer will remain open for a minimum of 20 business days from the date of commencement.

Offer Closing Conditions. The obligation of Merger Sub to purchase Shares tendered in the Tender Offer is subject to customary closing conditions, including (i) at least a majority plus one of the outstanding Shares (calculated on a fully-diluted basis) having been tendered, (ii) the absence of any law, order, injunction or decree in effect that would prohibit, enjoin or prevent the Tender Offer or the Merger, (iii) no U.S. governmental entity having opened and not closed an investigation of the Tender Offer or the Merger, (iv) no U.S. governmental entity having requested in writing (and not withdrawn such request) that the parties not consummate the Tender Offer or the Merger, (v) the non-occurrence of a Company Material Adverse Effect and (vi) other conditions set forth in Schedule I to the Merger Agreement.

The consummation of the Tender Offer is not subject to any financing conditions. Monomoy Capital Partners II, L.P. and MCP Supplemental Fund II, L.P. (the “Sponsor”) delivered (i) a financing commitment agreement among the Sponsor and Parent that names the Company as a third-party beneficiary and pursuant to which Sponsor would provide financing to Parent and/or Merger Sub such that Parent and Merger Sub will have sufficient funds to pay the aggregate consideration to be paid to stockholders of the Company pursuant to the Merger Agreement and related fees and expenses and (ii) a limited guarantee in favor of the Company pursuant to which the Sponsor guarantees the performance of the obligation by Parent or Merger Sub under the Merger Agreement solely in the event of a willful breach by Parent or Merger Sub and subject to a cap of $1,137,501.96.

Following the completion of the Tender Offer and, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) without any additional stockholder approvals. The Merger will be effected as soon as practicable following the payment for Shares pursuant to the Tender Offer (the “Offer Closing”).

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held by stockholders of the Company who have properly exercised and perfected dissenter rights under Delaware law and (ii) Shares that are held in the treasury of the Company or owned of record by any subsidiary of the Company, Parent or any subsidiary of Parent) will be converted into the right to receive $4.30 per Share in cash, without interest (the “Merger Consideration”).

Treatment of Outstanding Equity Awards. As a result of the Merger, all outstanding options under the Company’s equity plans, whether or not vested, shall become fully vested and cancelled by the Company in exchange for the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the per Share exercise price for such option (less any applicable taxes required to be withheld by the surviving corporation). All outstanding awards of Company restricted stock granted under the Company’s equity plans will fully vest and all restrictions, including forfeiture or other restrictions (if any), with respect to such awards of Company restricted stock will lapse.

Merger Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the absence of any law, order, injunction or decree in effect that would prohibit, enjoin or prevent the Merger and (ii) the Offer Closing having occurred.

Representations, Warranties and Covenants. The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Merger Sub. These covenants include an obligation of each party to, subject to certain exceptions, use its reasonable best efforts to take all actions or do or cooperate in doing all things necessary to fulfill the conditions applicable to such party to consummate the Tender Offer and the Merger and of the Company to, subject to certain exceptions, conduct its operations in the ordinary course of business consistent with past practice from the date of the Merger Agreement through the Effective Time. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, (a) the Company to file a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) and (b) the Company Board to recommend that the Company’s stockholders accept the Tender Offer and tender their Shares pursuant to the Tender Offer.

Non-Solicitation. The Merger Agreement generally requires that the Company and its representatives cease any solicitations, discussions or negotiations with any person, and not solicit any competing proposals from, or engage in discussions or negotiations with or furnish non-public information to, any third party. However, if prior to the acceptance by Merger Sub of Shares tendered in the Tender Offer (the “Acceptance Time”) the Company receives a bona fide written competing proposal that, among other things (i) did not result from a breach of the solicitation restrictions set forth in the Merger Agreement and (ii) the Board determines in good faith to be a superior proposal or could reasonably be expected to lead to a superior proposal, then the Company would be permitted to furnish information to, and participate in discussions and negotiations with, the person making the competing proposal, subject to certain restrictions set forth in the Merger

Agreement. In addition, at any time prior to the Acceptance Time, the Company Board may change its recommendation, in certain circumstances, if the Company Board determines in good faith that the failure to change its recommendation would be inconsistent with the exercise of its fiduciary obligations under applicable law.

Termination. The Merger Agreement also provides for certain termination rights for both the Company and Parent including the right of the Company, upon compliance with the requirements contained in the Merger Agreement, to terminate the Merger Agreement under certain circumstances in order to accept a competing proposal that is determined to be a superior proposal to the transactions contemplated by the Merger Agreement and the right of Parent to terminate the Merger Agreement upon an adverse change by the Company Board to its recommendation of the transactions contemplated by the Merger Agreement. The Merger Agreement also provides that either party may terminate the Merger Agreement if the Acceptance Time shall not have occurred on or prior to November 10, 2014. The Merger Agreement does not provide for payment of any termination fee upon the termination of the Merger Agreement by either party. The Merger Agreement provides for a $1,137,501.96 cap on damages caused by either party in the event of a willful breach of the Merger Agreement by such party.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Merger Agreement as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the approval of the Merger Agreement, the Company’s Board of Directors also approved the First Amendment to Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of August 27, 2014, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Amendment”). The purposes of the Amendment are to (i) amend the Rights Agreement prior to a Stock Acquisition Date (as defined therein) in connection with the entry by the Company into the Merger Agreement; (ii) provide for the termination of the Rights Agreement contingent on the consummation of the Tender Offer and Merger; (iii) except certain actions taken in connection with the Merger Agreement, including (x) the approval, execution or delivery thereof, (y) the announcement of the Tender Offer or the Merger and (z) the consummation of the Tender Offer or the Merger from triggering certain provisions of the Rights Agreement and (iv) make certain other technical and conforming changes that the Company determined were necessary or desirable.

The foregoing summary of the revisions reflected in the First Amendment to Amended and Restated Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amendment to Amended and Restated Rights Agreement, which is filed hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On August 28, 2014, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including a solicitation/recommendation statement on Schedule 14D-9. SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by the Company free of charge from the Company’s website (www.cobra.com) under the heading “SEC Filings” within the “Investor Relations” portion of the Company’s website. In addition, the solicitation/recommendation statement on Schedule 14D-9 and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Cobra Electronics Corporation, Robert J. Ben, Secretary, 6500 West Cortland Street, Chicago, Illinois 60707 or (773) 889-8870.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Security holders may obtain information regarding the Company and its directors and executive officers, including their respective names, affiliations and interests, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on March 18, 2014, and its definitive proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 28, 2014. To the extent holdings of the Company securities have changed since the amounts contained in the definitive proxy statement for the 2014 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the solicitation/recommendation statement on Schedule 14D-9 regarding the proposed transaction when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 27, 2014, by and among Venom Electronics Holdings, Inc., Venom Electronics Merger Sub, Inc. and Cobra Electronics Corporation*

4.1	First Amendment to Amended and Restated Rights Agreement, dated as of August 27, 2014, by and between Cobra Electronics Corporation and American Stock Transfer & Trust Company, LLC*

99.1	Press release dated August 28, 2014 issued by Cobra Electronics Corporation and Venom Electronics Holdings, Inc.

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2014	COBRA ELECTRONICS CORPORATION

	By:	/s/ Robert J. Ben
	Name:	Robert J. Ben
	Title:	Senior Vice President,
Chief Financial Officer and Secretary

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 27, 2014, by and among Venom Electronics Holdings, Inc., Venom Electronics Merger Sub, Inc. and Cobra Electronics Corporation*

4.1	First Amendment to Amended and Restated Rights Agreement, dated as of August 27, 2014, by and between Cobra Electronics Corporation and American Stock Transfer & Trust Company, LLC*

99.1	Press release dated August 28, 2014 issued by Cobra Electronics Corporation and Venom Electronics Holdings, Inc.

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.